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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Akorn, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY MATERIALS
Akorn, Inc.
2500 Millbrook Drive
Buffalo Grove, Illinois 60089

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 27, 2005

TO THE SHAREHOLDERS OF AKORN, INC.:
        You are cordially invited to attend the 2005 annual meeting of shareholders of Akorn, Inc. (“we,” “our,” “us” or “Akorn”) to be held at 10:00 a.m., local time, on May 27, 2005 at our principal offices located at 2500 Millbrook Drive, Buffalo Grove, IL 60089 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect five directors to the Board of Directors.

2.	To approve the Amended and Restated Akorn, Inc. 2003 Stock Option Plan.

3.	To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.
         The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on April 4, 2005. A list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the location of the meeting on May 27, 2005 and during ordinary business hours for ten days prior to the meeting at our principal offices located at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.
         Your Board of Directors recommends that you vote in favor of the three proposals outlined in the proxy statement. Please refer to the proxy statement for detailed information on each of the proposals.

By Order of the Board of Directors

/s/ Arthur S. Przybyl
Arthur S. Przybyl
President and Chief Executive Officer
Buffalo Grove, Illinois
April 18, 2005
         It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
I. PROPOSALS
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. APPROVAL OF THE AMENDED AND RESTATED AKORN, INC. 2003 STOCK OPTION PLAN
PROPOSAL 3. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
II. CORPORATE GOVERNANCE AND RELATED MATTERS
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
III. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLANS
IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A

AKORN, INC.
2500 Millbrook Drive
Buffalo Grove, Illinois 60089
PROXY STATEMENT
For the Annual Meeting of Shareholders
To Be Held May 27, 2005
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why have I received these materials?
         This proxy statement and the enclosed proxy card were sent to you because our Board of Directors (the “Board”) is soliciting your proxy to vote at the annual meeting of shareholders to be held on May 27, 2005. You are cordially invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. We intend to mail this proxy statement and accompanying proxy card on or about April 18, 2005 to all shareholders entitled to vote at the annual meeting.
Who is entitled to vote at the Annual Meeting?
         Shareholders of record as of the close of business on April 4, 2005 will be entitled to vote at the annual meeting. On April 4, 2005, there were (i) 25,401,285 shares of common stock outstanding and entitled to vote, (ii) 242,172 shares of Series A 6.0% Participating Convertible Preferred Stock (“Series A Preferred Stock”) outstanding and entitled to vote, and (iii) 138,500 shares of Series B 6.0% Participating Convertible Preferred Stock (“Series B Preferred Stock”) outstanding and entitled to vote. Together, the Series A Preferred Stock and Series B Preferred Stock are referenced to herein as the “Preferred Stock.”

Shareholder of Record: Shares Registered in Your Name
         If on April 4, 2005, you were a “record” shareholder of common stock (that is, if you held common stock or Preferred Stock in your own name in our stock records maintained by our transfer agent, Computershare Investor Services, LLC (“Computershare”)), you may vote in person at the annual meeting or by proxy. Whether or not you intend to attend the annual meeting, we encourage you to complete and sign the accompanying proxy card and mail it to Akorn to ensure your vote is counted.

Beneficial owner: Shares Registered in the Name of a Broker or Bank
         If on April 4, 2005, you were the beneficial owner of shares of common stock held in “street name” (that is, a shareholder who held common stock through a broker or other nominee) then these materials are being forwarded to you by the broker or other nominee. You may direct your broker or other nominee how to vote your shares of common stock. However, you will have to obtain a proxy form from the institution that holds your shares and follow the voting instructions on the form. If you wish to attend the annual meeting and vote in person, you may not do so unless you first obtain a legal proxy issued in your name from your broker or other nominee.
What am I voting on?
         There are three matters scheduled for a vote:

•	Election of five directors;

•	Approval of the Amended and Restated Akorn, Inc. 2003 Stock Option Plan; and

•	Ratification of the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
How do I vote?
         You may either vote “FOR” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.

Shareholder of Record: Shares Registered in Your Name
         If you are a shareholder of record, you may vote in person at the annual meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
         If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Akorn. In order to vote, complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
         Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting. Each share of Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which a share of Preferred Stock can be converted on the record date. On April 4, 2005 each share of Series A Preferred Stock was convertible into 145 shares of common stock, and, therefore, each share of Series A Preferred Stock is entitled to 145 votes with respect to each matter to be voted on at the annual meeting. On April 4, 2005 each share of Series B Preferred Stock was convertible into 38 shares of common stock, and each share of Series B Preferred Stock is entitled to 38 votes with respect to each matter to be voted on at the annual meeting.
What constitutes a quorum for purposes of the annual meeting?
         A quorum of shareholders is necessary to hold a valid meeting. The presence at the annual meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock and Preferred Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How does the Board recommend that I vote my shares?
         Unless you give other instructions on your proxy card, the persons named as proxy on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the proposal to elect the nominated directors as set forth on page 4;

•	FOR the approval of Amended and Restated Akorn, Inc. 2003 Stock Option Plan, as set forth on page 6; and

•	FOR the ratification of the selection by the Audit Committee of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, as set forth on page 11.
         With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion. At the date this proxy statement went to press, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the annual meeting.
What if I return a proxy card but do not make specific choices?
         If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all five nominees for director, “FOR” the approval of the Amended and Restated Akorn, Inc. 2003 Stock Option Plan, and “FOR” the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
How many votes are needed to approve each proposal?
         The election of directors require the affirmative vote of a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors. A plurality means the highest number of “FOR” votes. Therefore, the five nominees receiving the most proper “FOR” votes will be elected. Abstention and broker non-votes will have no effect on the outcome.
         The approval of the Amended and Restated Akorn, Inc. 2003 Stock Option Plan and the ratification of the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, each require a “FOR” vote from a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome.
Can I change my vote after I return my proxy card?
         Yes. After you have submitted a proxy card, you may change your vote at any time before the proxy card is exercised in one of three ways:

•	You may submit a written notice of revocation to Akorn’s Secretary at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.

•	You may submit a proxy bearing a later date.

•	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

Who will bear the expense of soliciting proxies in connection with this proxy statement?
         Akorn will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. Our employees will not receive any additional compensation for participating in proxy solicitation. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.
Is there any information that I should know about future annual meetings?

Shareholder Proposals
         Any shareholder who intends to present a proposal at the 2006 annual meeting of shareholders must deliver the proposal to Akorn’s Corporate Secretary at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089 not later than December 17, 2005, if the proposal is to be submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.
What does it mean if I receive more than one proxy?
         It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, located at 2 North LaSalle Street, Chicago, Illinois 60602, and may be reached at 312-588-4732.
I. PROPOSALS
PROPOSAL 1. ELECTION OF DIRECTORS
          The Board has nominated five candidates for election at the annual meeting and recommends that shareholders vote “FOR” the election of all five nominees. All of the nominees listed below are currently directors. Our Bylaws provide for six directors, however, we intend to amend our Bylaws to provide for five directors and, as such, the Board has decided to nominate only five individuals. Mr. Arjun Waney, a director elected at our 2004 annual meeting, has chosen not to stand for re-election. Mr. Waney’s decision does not relate to any disagreement with Akorn or its policies. While the Board could have nominated an additional individual to the Board, the Board has not had an opportunity to identify a suitable replacement for Mr. Waney and intends to reduce the number of directors to five.
         If elected at the annual meeting, each of these nominees would serve until the 2006 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. We encourage our directors and nominees for directors to attend our annual meetings of shareholders. Directors are elected by a plurality of the votes properly cast in person or by proxy. The five nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the unanticipated event that one or more of such nominees is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
         The following table and narrative description sets forth, as of March 31, 2005, the age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each individual nominated for election as director at the annual meeting. Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations described below for more than the past five years.

		Director
Name	Age	Since	Present Position with Akorn

John N. Kapoor, Ph.D.	61	1991	Chairman of the Board
Arthur S. Przybyl	48	2003	President, Chief Executive Officer, Director
Jerry N. Ellis*#§	67	2001	Director
Ronald M. Johnson*#§	59	2003	Director
Jerry I. Treppel*#§	50	2003	Director

*	Member of the Audit Committee. Mr. Ellis is Chair of the committee.

#	Member of the Compensation Committee. Mr. Johnson is Chair of the committee.

§	Member of the Nominating and Corporate Governance Committee. Mr. Treppel is Chair of the committee.
         John N. Kapoor, Ph.D. Dr. Kapoor has served as the Chairman of our Board since May 1995 and previously from December 1991 to January 1993. Dr. Kapoor served as our Chief Executive Officer from March 2001 to December 2002. Dr. Kapoor also served as our acting Chairman of the Board from April 1993 to May 1995 and as our Chief Executive Officer from May 1996 to November 1998. Dr. Kapoor serves as Chairman of the board of directors of Option Care, Inc. (an infusion services and supplies company) and was Chief Executive Officer of Option Care, Inc. from August 1993 to April 1996. Dr. Kapoor is the president of EJ Financial Enterprises, Inc. (a health care consulting and investment company) and served as Chairman of the board of directors of NeoPharm, Inc. (a biopharmaceutical company) from July 1990 to June 2004, and currently serves on the board of directors of NeoPharm, Inc. Dr. Kapoor is the Chairman of the board of directors of each of First Horizon Pharmaceutical Corporation (a distributor of pharmaceuticals), Introgen Therapeutics, Inc. (a gene therapy company), and Duska Therapeutics, Inc. (a biopharmaceutical company).
         Arthur S. Przybyl. Mr. Przybyl has served as our Chief Executive Officer since February 2003 and as a director since his appointment by our Board in November 2003. Previously, since September 2002, Mr. Przybyl served as our President and Chief Operating Officer. Mr. Przybyl joined us in August 2002 as Senior Vice President, Sales and Marketing. Prior to joining us, Mr. Przybyl served as President and Chief Executive Officer for Hearing Innovations Inc., an innovative, start-up developer of medical devices for the profoundly deaf and tinnitus markets, and prior to that, he served as President and Chief Operating Officer for Bioject, Inc., a NASDAQ company specializing in needle-free technology. Mr. Przybyl was also a director of Novadaq Technologies, Inc., a privately held research company, until July 2004.
         Jerry I. Treppel. Mr. Treppel was appointed as a director by our Board in November 2003. Mr. Treppel is the managing member of Wheaten Capital Management LLC, a capital management company focusing on investment in the health care sector. Over the past 15 years, Mr. Treppel was an equity research analyst focusing on the specialty pharmaceuticals and generic drug sectors at several investment banking firms including Banc of America Securities, Warburg Dillon Read LLC (now UBS), and Kidder, Peabody & Co. He previously served as a healthcare services analyst at various firms, including Merrill Lynch & Co. He also held administrative positions in the healthcare services industry early in his career. Mr. Treppel is a current member of the board of directors of Able Laboratories Inc., a generic drug company and of Cangene Corporation, a Canadian biotechnology company. Mr. Treppel holds a BA in Biology from Rutgers College in New Brunswick, N.J., an MHA in Health Administration from Washington University in St. Louis, Mo., and an MBA in Finance from New York University. Mr. Treppel has been a Chartered Financial Analyst (CFA) since 1988.

         Jerry N. Ellis. Mr. Ellis has served as a director since 2001. Mr. Ellis is an adjunct professor in the Department of Accounting at The University of Iowa. Mr. Ellis was a consultant to Arthur Andersen, LLP from 1994 to 2000 and a partner at Arthur Andersen in the Dallas, Madrid and Chicago offices from 1973 to 1994. Mr. Ellis is a director of First Horizon Pharmaceutical Corporation (a distributor of pharmaceuticals) and a member of the Board of Trustees of William Penn University in Oskaloosa, Iowa. Mr. Ellis holds a BBA in Economics and an MBA from the University of Iowa.
         Ronald M. Johnson. Mr. Johnson was appointed a director by the Board in May 2003. Mr. Johnson is currently Executive Vice President of Quintiles Consulting, a company which provides consulting services to pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet the United States Food and Drug Administration (“FDA”) regulatory requirements. Before joining Quintiles Consulting in 1997, Mr. Johnson spent 30 years with the FDA, holding various senior level positions primarily in the compliance and enforcement areas.
         Under agreements between us and the John N. Kapoor Trust dated 9/20/89 (the “Kapoor Trust”), an entity controlled by Dr. John N. Kapoor, our Chairman of the Board, the Kapoor Trust is entitled to designate two individuals to be nominated and recommended by our Board for election as a director. As of the date of this proxy statement, the Kapoor Trust has designated only Dr. Kapoor for this purpose, and is not expected to designate a second individual for nomination as a director prior to the annual meeting.
         The Board of Directors recommends a vote “FOR” each of the named nominees in Proposal 1.
PROPOSAL 2. APPROVAL OF THE AMENDED AND RESTATED AKORN, INC. 2003 STOCK OPTION PLAN
Purpose of Proposal
         On March 29, 2005, our Board amended and restated the Akorn, Inc. 2003 Stock Option Plan (the “2003 Plan”), effective April 1, 2005, to promote the interests of Akorn and our shareholders by: (i) attracting and retaining exceptional directors, employees and consultants (including prospective directors, employees and consultants), and (ii) enabling such individuals to participate in the long-term growth and financial success of Akorn. The 2003 Plan as amended and restated was re-named the Amended and Restated Akorn, Inc. 2003 Stock Option Plan (the “Amended and Restated 2003 Plan”). Any options previously granted under the 2003 Plan shall continue in full force and effect under the terms of the 2003 Plan and shall not be changed nor modified by any terms of the Amended and Restated 2003 Plan. Our Board amended and restated the 2003 Plan to provide us with more flexibility and choice as to the types and terms of awards that we may grant to our and our affiliates’ employees, directors and consultants.
         If our shareholders approve the Amended and Restated 2003 Plan, no further grants or awards will be issued under its prior version. The remaining shares available for issuance under the 2003 Plan will be available for issuance under the Amended and Restated 2003 Plan. If the shareholders fail to approve this proposal, the 2003 Plan will remain in existence. The following description of the Amended and Restated 2003 Plan is qualified by reference to the full text thereof, a copy of which is attached hereto as Appendix A.
Major Differences Between the 2003 Plan and the Amended and Restated 2003 Plan
         The major differences between the 2003 Plan and the Amended and Restated 2003 Plan derive from our need for more flexibility in the manner in which we attempt to attract and retain exceptional directors, employees and consultants. As shown below, the major differences relate to increased discretion given to the administrator along with more variety of awards from which the administrator may choose to compensate the recipient for his or her efforts towards increasing shareholder value. For example, the Amended and Restated 2003 Plan provides for options in addition to the variety of awards described below. In comparison, only options were available as awards under the 2003 Plan.
Eligible Participants
         Any director, employee or consultant (including any prospective director, employee or consultant) of Akorn and any affiliate of Akorn shall be eligible to be designated a participant in the Amended and Restated 2003 Plan for purposes of receiving awards. However, incentive stock options (“ISOs”) may be granted only to employees. After the annual meeting we anticipate that we will have approximately 5 directors, 313 employees and no consultants eligible to receive awards under the Amended and Restated 2003 Plan.
Plan Administration
         Our Board, or one or more committees appointed by our Board, will administer the Amended and Restated 2003 Plan (in either case, the “administrator”). In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the committee will consist of two or more “outside directors” within the meaning of Section 162(m). The administrator has the power to determine the terms of the awards, including the exercise price (which may be changed by the administrator after the date of grant), the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator also has the power to implement an award exchange program (whereby awards may be exchanged or cancelled for awards with lower exercise prices or different terms), or a program through which participants may reduce cash compensation payable in exchange for awards. The administrator may also create other stock based awards that are valued in whole or in part by reference to (or are otherwise based on) shares of our common stock.
Shares Available For Awards
         Subject to adjustment as provided below, the aggregate number of shares of our common stock that may be issued pursuant to awards granted under the Amended and Restated 2003 Plan is 5,000,000. As of April 1, 2005, 2,238,875 options were granted under the 2003 Plan, leaving 2,761,125 shares of our common stock that may be issued pursuant to awards under the Amended and Restated 2003 Plan. Notwithstanding the foregoing, the maximum number of shares that may be issued pursuant to ISOs granted under the Amended and Restated 2003 Plan is 300,000, including ISOs that are outstanding or have been exercised. No ISOs have been granted as of the date of April 1, 2005, leaving 300,000 available for issuance as of such date.
         If an award expires or is terminated or canceled without having been exercised or settled in full, it is forfeited back to or repurchased by us, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under the Amended and Restated 2003 Plan (unless it has terminated). Shares are not deemed to be issued under the Amended and Restated 2003 Plan with respect to any portion of an award that is settled in cash. If the exercise or purchase price of an award is paid for through the tender of shares, or withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the Amended and Restated 2003 Plan.
Awards
         The Amended and Restated 2003 Plan provides for the grant of options intended to qualify as ISOs under Section 422 of the Code to our and our affiliates’ employees and non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, performance unit awards, performance share awards and other stock based awards (each, an “award”) to our and our affiliates’ directors, employees and consultants.

         Stock Options. An option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The administrator may grant both ISOs and NSOs under the Amended and Restated 2003 Plan. Except as otherwise determined by the administrator in an award agreement, the exercise price for options cannot be less than the fair market value (as defined in the Amended and Restated 2003 Plan) of our common stock on the date of grant. The term of each option will be determined by the administrator; provided that no ISO will be exercisable after the tenth anniversary of the date the option is granted. In the case of ISOs granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date of grant and its term will be five years or less from the date of grant. All options granted under the Amended and Restated 2003 Plan will be NSOs unless the applicable award agreement expressly states that the option is intended to be an ISO. No participant shall be granted more than 500,000 options in any one year.
         Options shall vest and become exercisable as determined by the administrator. The exercise price will be payable with cash (or its equivalent) or by other methods as permitted by the administrator to the extent permitted by applicable law.
         If a participant’s employment or relationship with us is terminated, the participant (or his or her designated beneficiary or estate representative in the case of death) may exercise his or her option within such period of time as is specified in the award agreement to the extent that the option is vested on the date of termination. In the absence of a specified time in the award agreement, the option will remain exercisable for three months following the date of termination, except in the case where termination is as a result of disability or death, in which case the option will remain exercisable for 12 months following the date of termination or death.
         The administrator may at any time offer to buy out an option previously granted for a payment in cash or shares of our common stock based on such terms and conditions as the administrator shall establish and communicate to the participant at the time that such offer is made.
         Restricted Stock. Restricted stock awards are awards of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator may impose whatever conditions to vesting it determines to be appropriate. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator determines the purchase price of any grants of restricted stock and, unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser’s service with us for any reason including death or disability. Holders of restricted stock may exercise voting rights with respect to such stock, unless the administrator determines otherwise. During the period of restriction, holders of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such stock unless otherwise provided in the award agreement. If any such dividends or distributions are paid in our shares of common stock, such shares will be subject to the same restrictions on transferability and forfeitability as the restricted stock with respect to which they were paid.
         Unrestricted Stock. Subject to the terms of an award agreement, a participant may be awarded (or sold at a discount) shares of our common stock that are not subject to restrictions, in consideration for past services rendered to us, our affiliates or for other valid consideration.
         Stock Appreciation Rights. A stock appreciation right is the right to receive an amount equal to the appreciation in the fair market value of our common stock between the exercise date and the date of grant, for that number of shares of our common stock with respect to which the stock appreciation right is exercised. We may pay the appreciation in either cash, in shares of our common stock with equivalent value, or in some combination, as determined by the administrator and in conformance with Section 409A of the Code. The administrator determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights; however, stock appreciation rights expire under the same rules that apply to stock options. The administrator may at any time offer to buy out for a payment in cash or shares of our common stock a stock appreciation right previously granted based on such terms and conditions as the administrator shall establish and communicate to the participant at the time that such offer is made.
         Performance Units and Performance Shares. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or value of performance units and performance shares to be paid to the participant. The performance goals may be based upon the achievement of Akorn, divisional or individual goals or objectives, securities laws or any other basis determined by the administrator. Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the administrator. Performance units will have an initial dollar value established by the administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date.
         Restricted Stock Units. Restricted stock units are awards of restricted stock, performance shares and/or performance units that are paid out in installments or on a deferred basis as determined by the administrator in its sole discretion in accordance with rules and procedures established by the administrator and in conformance with Section 409A of the Code.
         Other Stock Based Awards. The administrator has the authority to create awards under the Amended and Restated 2003 Plan in addition to those specifically described in the Amended and Restated 2003 Plan. These awards must be valued in whole or in part by reference to, or must otherwise be based on, the shares of our common stock.
Transferability of Awards
         Generally, unless the administrator determines otherwise, our Amended and Restated 2003 Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.
Amendment and Termination of the Amended and Restated 2003 Plan
         The Board may at any time amend, alter, suspend or terminate the Amended and Restated 2003 Plan. Unless sooner terminated, the Amended and Restated 2003 Plan shall terminate on November 6, 2013, the date that is 10 years from the date the 2003 Plan was originally adopted by the Board.
Effectiveness
         The amendment and restatement of the 2003 Plan was effective as of April 1, 2005, subject to shareholder approval.
Liquidation or Dissolution of Akorn
         In the event of the proposed dissolution or liquidation of Akorn, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. The administrator in its discretion may provide for a participant to have the right to exercise his or her award, to the extent applicable, until 10 days prior to such transaction as to all of the stock covered thereby, including shares of our common stock as to which such award would not otherwise be exercisable. In addition, the administrator may provide that any Akorn repurchase option or forfeiture rights applicable to any award shall lapse 100%, and that any award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an award will terminate immediately prior to the consummation of such proposed action.

Change in Control
         Generally, in the event Akorn experiences a “change in control,” as that term is defined in the Amended and Restated 2003 Plan, it is anticipated that awards will be assumed by the successor corporation or that the successor corporation will substitute an equivalent award in its place. However, if the successor corporation refuses to assume or substitute the outstanding award, then the administrator may provide that the vesting of any award shall accelerate 100%. If accelerated, the administrator shall give the recipient 15 days notice from which to exercise the vested awards. At the end of such 15-day period, the awards shall terminate if they are not exercised.
Federal Income Tax Consequences

To the Optionees or Recipients.
         NSOs. An optionee generally will not recognize any income for federal income tax purposes on the grant of an NSO. Upon the exercise of an NSO, an optionee generally will recognize compensation taxable as ordinary income, equal to the difference between the fair market value of our common stock on the date of exercise and the exercise price. This compensation is subject to withholding taxes. An optionee will recognize gain or loss on the sale or exchange of stock acquired pursuant to an exercise of an NSO. Such gain or loss will be equal to the difference between the optionee’s adjusted basis in the stock, which will include the exercise price and any ordinary income recognized on exercise of the option, and the fair market value of the stock on the date of sale or exchange. The gain may be subject to preferential tax treatment if the stock has been held for more than one year.
         ISOs. An optionee will not recognize any income for federal income tax purposes on the grant of an ISO. Upon the exercise of an ISO, tax is deferred until the underlying stock is sold (though the spread at exercise may be a tax preference for purposes of the Alternative Minimum Tax). When sold, the ISO is taxed at the capital gains rate on the full amount of appreciation for the sales proceeds over the option cost, provided the employee has satisfied the holding period prescribed for ISOs — the longer of two (2) years from the date of grant or one (1) year from the date of exercise. If the ISO stock is sold within the holding period, the option is taxed as an NSO.
         Restricted Stock. Generally, a recipient recognizes no income from the grant of a restricted stock award until the grant is no longer subject to a substantial risk of forfeiture. Upon the lapse of a substantial risk of forfeiture (i.e., the restricted stock becomes vested), the recipient has taxable income equal to the excess of the fair market value of the restricted stock over the amount paid. Upon a later disposition, the computation of taxable gain will take into account any previous taxes paid, and the gain may be subject to preferential tax treatment if the restricted stock has been held for more than one year.
         Unrestricted Stock. Unrestricted stock generally has the same tax consequences as restricted stock.
         Stock Appreciation Rights. A recipient of a stock appreciation right will generally recognize ordinary income for federal income tax purposes, the timing of which depends on the terms of the underlying award agreement and Section 409A of the Code.
         Performance Units and Performance Shares. A recipient of a performance unit/share generally recognizes no income until the performance objectives are satisfied. If the payout is in stock, the recipient has taxable income equal to the excess of the fair market value of the stock over the amount paid. Upon a later disposition, the computation of taxable gain will take into account any previous taxes paid, and the gain may be subject to preferential tax treatment if the stock has been held for more than one year. If the payout is in cash, the recipient has ordinary income equal to the amount of cash received.
         Restricted Stock Units. Restricted stock units must comply with Section 409A of the Code, and will be taxed in accordance with the terms of its underlying award agreement.
         Other Stock Based Awards. The taxation of other stock based awards depends on the nature of the award.

To Akorn.
         With the exception of ISO awards, we generally are entitled to a business expense deduction at the time and in the amount that the optionee/recipient recognizes ordinary income in connection with the grant or exercise of the award. As to grants of ISOs, we generally receive no deduction associated with such grant except when the recipient has a disqualifying disposition. Upon a disqualifying disposition, the option loses its ISO status, converts to a NSO, and is taxed accordingly.
Current Awards Under Amended and Restated 2003 Plan
New Plan Benefits
Amended and Restated Akorn, Inc. 2003 Stock Option Plan

Name and Position	Restricted Stock(1)	Dollar Value($)(2)

Arthur S. Przybyl, President and CEO	58,429	152,500
Jeffrey A. Whitnell, CFO	21,839	57,000
Abu S. Alam, Ph.D., Sr.VP New Business Development	20,690	54,000
John R. Sabat, VP National Accounts	20,690	54,000
John W. Stern, VP Sales/ Marketing	7,874	20,550
Total: Executive Group	129,522	338,050
Non-Executive, Director Group	—	—
Non-Executive, Officer, Employee Group	93,498	244,033

(1)	Restricted stock grants already granted vest 100% of the total amount granted on or before the first anniversary of the grant date.

(2)	Dollar value is based on the fair market value of our common stock on the date of grant, $2.61, for the 223,020 restricted stock grants already granted.
         The actual number of future grants and awards under the Amended and Restated 2003 Plan is at the discretion of the administrator and is not determinable at this time. The numbers included in the table represent shares of restricted stock issued to executive officers and non executive officer employees as of April 1, 2005.
         The Board believes that amending and restating the 2003 Plan is in the best interest of Akorn and its shareholders and recommends that the shareholders vote “FOR” approval of Proposal 2.
PROPOSAL 3. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Board is seeking shareholder ratification of its selection of BDO Seidman, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005.
         On April 24, 2003, our previous independent accountant, Deloitte & Touche LLP (“Deloitte”) notified us that it would decline to stand for re-election as our independent accountant after completion of its audit of our consolidated financial statements as of and for the year ended December 31, 2002. Deloitte completed its audit and delivered its auditors’ report, dated May 9, 2003, on May 20, 2003. Deloitte then advised us that the client-auditor relationship between Deloitte and us had ceased.
         Deloitte’s reports on our consolidated financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte’s report on our 2001 financial statements included an explanatory paragraph relating to the restatement of such financial statements discussed in Note S thereto, and its reports on our 2001 and 2002 consolidated financial statements included an explanatory paragraph relating to the uncertainty with respect to our ability to continue as a going concern.
         During the two fiscal years ended December 31, 2002 and 2001, and the subsequent interim period through the date of this report, there were no disagreements between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.
         Except as set forth in the next paragraph, during the two most recent fiscal years and the subsequent interim period through the date of this report, there have been no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
         Deloitte informed us that, in connection with its audit of our consolidated financial statements for the year ended December 31, 2002, it noted certain matters involving our internal controls that Deloitte considers to be material weaknesses. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. Deloitte concluded that the following matters constitute material weaknesses: (i) failure to analyze accounts receivable in a sufficient level of customer detail to enable management to adequately calculate an allowance for doubtful accounts; (ii) misstatements in fixed assets, including unrecorded disposals, balances for abandoned construction projects that had not been written off, the use of incorrect useful lives, failure to prepare and review fixed asset roll forward schedules and reconciliations on a timely basis and failure to take a physical inventory of fixed assets in several years; and (iii) when taken together, incomplete internal control documentation, inadequate communication of transactions and contract terms affecting financial results, untimely preparation and inadequate management review of analyses, inadequate documentation and analysis to support the assumptions used to calculate various account balances, and inadequate controls over manual journal entries. Deloitte further advised us that it believes that these material weaknesses constitute a reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Our Audit Committee discussed these matters with Deloitte.
         We have reviewed the matters identified by Deloitte and have concluded that the misstatements identified by Deloitte are the result of errors and not fraud. Although we do not necessarily agree with Deloitte’s judgment that there are material weaknesses in our internal controls, we decided to promptly conduct a full review of our internal controls and put in place procedures designed to address all relevant internal control issues, including those identified by Deloitte. We also began the process of selecting a new independent accountant.
         On October 22, 2003, upon recommendation of the Audit Committee and approval by our Board, we engaged BDO as our independent registered public accounting firm.
         During the fiscal years ended December 31, 2002 and 2001 and any subsequent interim period preceding the engagement of BDO, neither us nor anyone on our behalf had consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.
         We expect representatives of BDO to attend the annual meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from shareholders regarding our audit for the year ended December 31, 2004.

         We do not expect representatives of Deloitte to attend the annual meeting.
Audit Fees
         Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with (i) the audit of our consolidated financial statements as of and for the year ended December 31, 2004 and (ii) the reviews of our condensed consolidated interim financial statements as of September 30, 2004, June 30, 2004, and March 31, 2004 were $291,500. Additionally, during 2004, BDO charged us $51,000 for assistance with our Form S-1 filing.
         Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with (i) the audit of our consolidated financial statements as of and for the year ended December 31, 2003 and (ii) the reviews of our condensed consolidated interim financial statements as of September 30, 2003, June 30, 2003, and March 31, 2003 were $233,500.
Audit-Related Fees
         Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO for audit-related services for the year ended December 31, 2004 were $10,000. Audit related services in 2004 included an audit of our employee benefit plan.
         Aggregate fees for such professional services rendered by BDO in 2003 were $10,200. Audit related services in 2003 included an audit of our employee benefit plan.
Tax Fees
         Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with tax compliance for the year ended December 31, 2004 were $22,900.
All Other Fees
         There were no additional fees paid to BDO during the years ended December 31, 2004 and 2003.
Audit Committee Pre-Approval Policies and Procedures
         The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining BDO’s independence. At their regularly scheduled and special meetings, the Audit Committee of the Board considers and pre-approves any audit and non-audit services to be performed for us by our independent registered public accounting firm. For 2004, those pre-approved audit, audit-related, tax and all other services represented 78%, 16%, 6% and 0%, respectively, of all services that year.
         The Board of Directors unanimously recommends that you vote “FOR” the ratification of BDO Seidman, LLP as our independent registered public accounting firm for fiscal year 2005.

II. CORPORATE GOVERNANCE AND RELATED MATTERS
Board of Directors
         The following table and narrative description sets forth, as of March 31, 2005, the age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each of our current directors. Unless otherwise indicated, each director has been engaged in the principal occupation or occupations described below for more than the past five years.

		Director
Name	Age	Since	Present Position with Akorn

John N. Kapoor, Ph.D.	61	1991	Chairman of the Board
Arthur S. Przybyl	48	2003	President, Chief Executive Officer, Director
Jerry N. Ellis	67	2001	Director
Ronald M. Johnson	59	2003	Director
Jerry I. Treppel	50	2003	Director
Arjun C. Waney	64	2003	Director
         Arjun C. Waney. Mr. Waney was appointed as a director by our Board in November 2003. Mr. Waney is managing director and principal shareholder of Argent Fund Management Ltd., a UK-based fund management firm that manages First Winchester Investments, an offshore fund specializing in U.S. equities. Mr. Waney has over 30 years experience in the U.S. capital markets in connection with various investment funds. In 1965, he founded Import Cargo Inc. and Cost Less Imports Inc., multi-store retail operations in the U.S. and Europe, respectively, that were sold in succession to Pier 1 Imports Inc. In 1973, Mr. Waney founded Beeba’s Creations Inc., now known as Nitches Inc., a U.S. apparel importer and wholesaler that went public in 1982. Mr. Waney has chosen not to stand for re-election. Mr. Waney’s decision does not relate to any disagreement with Akorn or its policies.
         Details of the principal occupation of Mr. Kapoor, Mr. Przybyl, Mr. Ellis, Mr. Johnson and Mr. Treppel are included in this proxy statement under the heading “PROPOSAL 1. ELECTION OF DIRECTORS” and are incorporated herein by reference.
Independence of the Board of Directors
         Our common stock is traded on the American Stock Exchange (“AMEX”). The Board has determined that a majority of the members of the Board qualify as “independent,” as defined by the AMEX listing standards. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Akorn, its senior management and its independent auditors, the Board has determined further that all of our directors are independent directors within the meaning of Section 121(A) of AMEX’s listing standards, except for Mr. Przybyl, our President and Chief Executive Officer and Dr. Kapoor, our former Chief Executive Officer.
Executive Sessions of Independent Directors
         Our independent directors will meet regularly in executive sessions where only independent directors are present. Persons interested in communicating with the independent directors may address correspondence to a particular director, or to the independent directors generally, in care of Corporate Secretary, Akorn, Inc., 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.

Committees of the Board
         The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, with the members of each committee indicated below.

•	The Audit Committee consists of Mr. Ellis (Chairman), Mr. Johnson and Mr. Treppel.

•	The Compensation Committee consists of Mr. Johnson (Chairman), Mr. Waney, Mr. Ellis and Mr. Treppel.

•	The Nominating and Corporate Governance Committee consists of Mr. Treppel (Chairman), Mr. Waney, Mr. Ellis and Mr. Johnson.
         The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders. During the year ended December 31, 2004, our Board held twenty-four (24) meetings. Other than Messrs. Johnson and Waney, all of the directors attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which they serve. The Board asks that all members of the Board attend the annual meeting of shareholders. With the exception of Mr. Waney, all members of the Board attended the 2004 annual meeting.
Audit Committee
         The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Akorn regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves all related party transactions; reviews the financial statements to be included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements. The Audit Committee met eight (8) times during the 2004 fiscal year. The Audit Committee has adopted a written Audit Committee Charter.
         The Board has reviewed the AMEX listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent under Section 121(B) of AMEX’s listing standards. The Board has determined that Mr. Ellis qualifies as an “audit committee financial expert,” as defined in applicable Securities Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of Mr. Ellis’ level of knowledge and experience based on a number of factors, including his formal education, his experience as a Partner with Arthur Andersen LLP, and his experience as a director of First Horizon Pharmaceutical Corporation (a distributor of pharmaceuticals). The Board has determined that such simultaneous service does not impair Mr. Ellis’ ability to effectively serve on the Audit Committee.
Compensation Committee
         The Compensation Committee, which met two (2) times during 2004, reviews and approves the overall compensation strategy and policies for Akorn. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers equity awards and stock purchase plans. Each member of the Compensation Committee has been determined by the Board to be an independent member under Section 121(A) of AMEX’s listing standards. Mr. Waney served as Chairman of the Compensation Committee during 2004 and until Mr. Johnson’s election by the Board on March 29, 2005.
Nominating and Corporate Governance Committee
         The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and processes regarding corporate governance matters, assessing Board membership needs and making recommendations regarding potential director candidates to the Board. A current copy of the Nominating and Corporate Governance Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be an independent member under Section 121(A) of AMEX’s listing standards. The Nominating and Corporate Governance Committee met once during the 2004 fiscal year.
         The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Board also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Akorn, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Akorn and the long-term interests of shareholders. In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and Akorn, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and Corporate Governance Committee review such directors’ overall service to Akorn during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee must be independent, which determination is based upon applicable SEC and AMEX rules.
         The Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics including diversity, management skills, and pharmaceutical industry, financial, technological, business and international experience. Directors selected should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and any committee meetings, as well as be able to participate in other matters necessary for good corporate governance.
         In order to find a Board candidate, the Board uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Board conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Board has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Board has not rejected a director nominee from a shareholder or shareholders.
         Although there is no formal procedure for shareholders to recommend nominees for the Board, the Nominating and Corporate Governance Committee will consider such recommendations if received one hundred twenty (120) days in advance of the annual meeting. Such recommendations should be addressed to the Nominating and Corporate Governance Committee at our address and provide all information relating to such person that the shareholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The Board does not believe that a formal procedure for shareholders to recommend nominees for the Board is necessary because every effort has been made to ensure that nominees recommended by shareholders are given appropriate consideration by the Nominating and Corporate Governance Committee. During the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for shareholders to recommend nominees for the Board and, if adopted, publish it promptly and post it to the Akorn website.
Communications with the Board
         Historically, we have not adopted a formal process for shareholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board has been excellent. During the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for shareholder communications with the Board and, if adopted, publish it promptly and post it to the Akorn website.
Director Compensation
         Each director who is not one of our salaried officers receives a fee for his services as a director of $2,500 per regular meeting of the Board, $500 per telephone meeting and $500 per committee meeting, plus reimbursement of expenses related to thereto. On March 29, 2005, the Board also approved an annual retainer to each independent director in the amount of $10,000 and annual compensation of $2,500 for the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
         All of our directors have participated in the 2003 Plan. Under the 2003 Plan, independent directors were granted an option to acquire 10,000 shares of our common stock in both January 2004 and April 2005 and are to receive options to acquire 10,000 shares of our common stock each calendar year thereafter in which such director serves. Any director appointed between annual meetings would receive a pro rata portion of an option to acquire 10,000 shares. Options granted under the 2003 Plan vest immediately and expire five years from the date of grant.
         On March 29, 2005, our Board approved the Amended and Restated 2003 Plan, subject to the approval of our shareholders at our annual shareholders meeting. The Amended and Restated 2003 Plan is an amendment and restatement of the 2003 Plan and provides us with the ability to grant other types of equity awards to eligible participants besides stock options. Under the Amended and Restated 2003 Plan we intend to continue to make similar yearly grants to directors as have been made under the 2003 Plan. For additional information regarding the Amended and Restated 2003 Plan, see “PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AKORN, INC. 2003 STOCK OPTION PLAN” above.
REPORT OF THE AUDIT COMMITTEE
          The Audit Committee reviews Akorn’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.
         In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Akorn’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.
         The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from Akorn and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).
         The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to Akorn is compatible with the auditors’ independence.
         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in Akorn’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors
Jerry Treppel            Ron Johnson            Jerry N. Ellis, Chairman
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Mr. John N. Kapoor, Ph.D., our current Chairman of the Board and Chief Executive Officer from March 2001 to December 2002, and a principal shareholder, is affiliated with EJ Financial Enterprises, Inc., a health care consulting investment company (“EJ Financial”). EJ Financial is involved in the management of health care companies in various fields, and Dr. Kapoor is involved in various capacities with the management and operation of these companies. The John N. Kapoor Trust dated September 20, 1989 (the “Kapoor Trust”), the beneficiary and sole trustee of which is Dr. Kapoor, is a principal shareholder of each of these companies. As a result, Dr. Kapoor does not devote his full time to our business. Although such companies do not currently compete directly with us, certain companies with which EJ Financial is involved are in the pharmaceutical business. Discoveries made by one or more of these companies could render our products less competitive or obsolete. We also owe EJ Financial $10,500, $18,000, $18,000 and $18,000 in consulting fees for each of 2004, 2003, 2002 and 2001, respectively, as well as expense reimbursements of approximately $1,700, $1,900, $2,000 and $182,000 for 2004, 2003, 2002 and 2001, respectively. Further, the Kapoor Trust has loaned us $5,000,000 resulting in Dr. Kapoor becoming one of our major creditors as well as a major shareholder.
         On July 12, 2001, we entered into a $5,000,000 subordinated debt transaction with the Kapoor Trust. The transaction is evidenced by a Convertible Bridge Loan and Warrant Agreement (the “Trust Agreement”) in which the Kapoor Trust agreed to provide two separate tranches of funding in the amounts of $3,000,000 (“Tranche A”) and $2,000,000 (“Tranche B”). As part of the consideration provided to the Kapoor Trust for the subordinated debt, we issued the Kapoor Trust two warrants which allow the Kapoor Trust to purchase 1,000,000 shares of common stock at a price of $2.85 per share and another 667,000 shares of common stock at a price of $2.25 per share. The exercise price for each warrant represented a 25% premium over the share price at the time of the Kapoor Trust’s commitment to provide the subordinated debt. All unexercised warrants will expire on December 20, 2006.
         Under the terms of the Trust Agreement, the subordinated debt bears interest at prime plus 3%, which is the same rate we pay on our senior debt. Pursuant to the terms of a subordination agreement, interest cannot be paid to the Kapoor Trust until the repayment of our senior debt under a credit facility (“Credit Facility”) with LaSalle Bank National Association (“LaSalle Bank”). Should the subordination agreement be terminated, interest may be paid sooner. The convertible feature of the Trust Agreement, as amended, allows for conversion of the subordinated debt plus interest into our common stock at a price of $2.28 per share of common stock for Tranche A and $1.80 per share of common stock for Tranche B.
         In December 2001, we entered into a $3,250,000 five-year loan with NeoPharm, Inc. (“NeoPharm”) to fund our efforts to complete our lyophilization facility located in Decatur, Illinois. Under the terms of the NeoPharm promissory note, dated December 20, 2001, evidencing the loan (the “NeoPharm Promissory Note”), interest accrued at the initial rate of 3.6% to be reset quarterly based upon NeoPharm’s average return on its cash and readily tradable long and short-term securities during the previous calendar quarter. The principal and accrued interest is due and payable on or before maturity on December 20, 2006. The note provides that we will use the proceeds of the loan solely to validate and complete the lyophilization facility located in Decatur, Illinois. In consideration for the loan, under a separate manufacturing agreement between us and NeoPharm, we, upon completion of the lyophilization facility, agree to provide NeoPharm with access to at least 15% of the capacity of our lyophilization facility each year. The NeoPharm Promissory Note is subordinated to our senior debt owed to LaSalle Bank but is senior to our subordinated debt owed to the Kapoor Trust. Dr. John N. Kapoor, our Chairman, is also a director of NeoPharm and holds a substantial stock position in that company as well as in us.
         Commensurate with the completion of the NeoPharm Promissory Note between Akorn and NeoPharm, we entered into an agreement with the Kapoor Trust, which amended the Trust Agreement. The amendment extended the Trust Agreement to terminate concurrently with the NeoPharm Promissory Note on December 20, 2006. The amendment also made it possible for the Kapoor Trust to convert the interest accrued on Tranche A into common stock of Akorn. Previously, the Kapoor Trust could only convert the interest accrued on Tranche B.
         On October 6, 2004, we received a notice from NeoPharm indicating that an event of default had occurred on the outstanding NeoPharm Promissory Note. The notice stated that an event of default was triggered when a processing agreement between NeoPharm and us which was contractually obligated to go into effect on or before October 1, 2004, failed to occur. The processing agreement failed to become effective, in part, because of an inability to remove the sanctions imposed by the FDA on our Decatur manufacturing facility. The event of default under the NeoPharm Promissory Note also triggered a cross-default provision under the Trust Agreement and the Credit Facility. The Kapoor Trust has waived the cross-default. On October 8, 2004, we entered into a Third Amendment to the Credit Facility (“Third Amendment”) with our senior lender, LaSalle Bank. Among other things, the Third Amendment amended certain of the financial covenants and LaSalle Bank agreed to waive certain events of default arising out of noncompliance with certain obligations, including noncompliance arising from the event of default under the NeoPharm Promissory Note. Pursuant to a subordination agreement with LaSalle Bank, we may not make any payments to NeoPharm and NeoPharm may not enforce any remedies against us under the NeoPharm Promissory Note, until the senior debt is paid in full and the commitment for the senior debt is terminated. Consequently, NeoPharm cannot take any actions that would have an adverse financial impact to us. However, because of this default, we recorded the $3,250,000 of debt and $362,000 of accrued interest as current obligations as of December 31, 2004. We are currently trying to resolve this matter with NeoPharm.
         In connection with an exchange transaction completed in October 2003, we issued certain subordinated promissory notes (the “2003 Subordinated Notes”) to the Kapoor Trust, Arjun Waney and Argent Fund Management, Ltd. The 2003 Subordinated Notes mature on April 7, 2006 and bear interest at prime plus 1.75%, but interest payments are currently prohibited under the terms of the subordination arrangements described below. The 2003 Subordinated Notes are subordinated to the Credit Facility and the NeoPharm Promissory Note but senior to the Trust Agreement. We also issued to the holders of the 2003 Subordinated Notes warrants to purchase an aggregate of 276,714 shares of common stock with an exercise price of $1.10 per share.
         In 2004, we paid approximately $92,000 for consulting fees to Quintiles, Inc., a firm at which Mr. Johnson, one of our directors, is employed.

         Dr. Abu S. Alam, our Senior Vice President, New Business Development, serves as a consultant to EJ Financial, First Horizon, Alliant Pharmaceuticals and Insys Therapeutics. As a result, Dr. Alam does not devote his full time to our business and although such companies do not currently compete directly with us, each company is involved in the pharmaceutical business.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          During 2004, (i) Mr. Przybyl and Mr. Whitnell, both officers of Akorn, and Mr. Treppel, Mr. Ellis and Mr. Johnson, all directors of Akorn, each failed to file timely one Form 4 with the SEC to report changes in beneficial ownership, (ii) Messrs. Whitnell, Alam, Sabat and Stern, each of which are officers of Akorn, and Baystar Capital II, LP, a 10% owner of Akorn’s common stock, each failed to timely file one Form 3 with the SEC to report initial beneficial ownership, and (iii) Dr. Kapoor, a director and 10% owner of Akorn, failed to timely file a Form 5 with the SEC to report changes in beneficial ownership not previously reported as required by Section 16(a) of the Securities Exchange Act of 1934.
CODE OF ETHICS
          Our Board has adopted a Code of Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. We will satisfy any disclosure requirements under Item 10 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K. A copy of the Code of Ethics can be obtained at our website. Our website address is http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). In addition, our Board has adopted a general code of ethics that is applicable to all of our employees and directors.
         During 2004, the Audit Committee approved our whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act. The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation. This policy was distributed to all our employees for signature and signed copies are on file in our Human Resources department.

III. SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
          As of March 31, 2005, the following persons were directors, nominees, executive officers whose total annual salary and bonus for 2004 exceed $100,000 (each a “Named Executive Officer”), or others with beneficial ownership of five percent or more of our common stock. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished to us or to the SEC by the persons listed. Unless otherwise noted the address of each of the following persons is 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.

	Shares		Percent
Beneficial Owner	Beneficially Owned(1)		of Class

Directors
John N. Kapoor, Ph.D.	30,004,724	(2)	58.82%
Arjun C. Waney	6,086,469	(3)	20.59%
Jerry I. Treppel	897,884	(4)	3.47%
Jerry N. Ellis	57,000	(5)	0.22%
Ronald M. Johnson	30,000	(6)	0.12%
Named Executive Officers
Arthur S. Przybyl	1,226,679	(7)	4.62%
Jeffrey A. Whitnell	28,750	(8)	0.11%
Abu S. Alam, Ph.D.	169,973	(9)	0.67%
John R. Sabat	252,590	(10)	0.99%
John W. Stern	58,786	(11)	0.23%
Directors and officers as a group (10 persons)	38,812,855		67.44%
Other Beneficial Owners
Pequot Capital Management Inc.	17,697,865	(12)	44.13%
Gulu Waney	2,808,845	(13)	10.40%
Baystar Capital II, LP	2,542,360	(14)	9.17%
Jai Waney	2,044,460	(15)	7.69%
Arun K. Puri Living Trust	1,790,300	(16)	6.60%
JRJAY Public Investments, LLC	1,700,768		6.71%

(1)	Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of March 31, 2005 by the exercise of options, warrants or other convertible securities. Unless otherwise specified in the footnotes that follow, the indicated person has sole voting power and sole investment power with respect to the shares.

(2)	Includes (i) 25,000 shares of common stock (ii) 851,800 shares of common stock owned by the Kapoor Trust of which Dr. Kapoor is the sole trustee and beneficiary, (iii) 3,395,000 shares of common stock owned by EJ Financial/ Akorn Management, L.P. of which Dr. Kapoor is managing general partner, (iv) 63,600 shares of common stock owned by a trust, the trustee of which is Dr. Kapoor’s wife and the beneficiaries of which are their children, (v) 505,000 shares of common stock issuable upon exercise of options, (vi) 6,337,047 shares of common stock issuable upon exercise of warrants issued to the Kapoor Trust,

(vii) 2,426,900 shares of common stock issuable upon the conversion of a convertible note held by the Kapoor Trust, (vii) 759,839 shares of common stock issuable upon the conversion of interest related to the convertible note held by the Kapoor Trust, (ix) 14,313,333 shares of common stock issuable upon conversion of 107,350 shares of Series A 6% Participating Convertible Preferred Stock (“Series A Preferred Stock”) and 1,327,205 shares of common stock issuable upon conversion of accrued dividends related thereto.

(3)	Includes (i) 941,869 shares of common stock held by Argent Fund Management, Ltd. (“Argent”), for which Mr. Waney serves as Chairman and Managing Director and owns 52% of, including 356,266 shares of common stock issuable upon conversion of 2,672 shares of Series A Preferred Stock and 33,035 shares of common stock issuable upon conversion of accrued dividends related thereto, 89,067 shares of common stock issuable upon exercise of warrants at an exercise price of $1.00 per share and 5,000 shares of common stock issuable upon exercise of warrants at an exercise price of $1.10 per share, (ii) 628,400 shares of common stock held by First Winchester Investments Ltd. (“First Winchester”), which operates as an equity fund for investors unrelated to Mr. Waney and whose investments are directed by Argent, (iii) 506,000 shares of common stock held by Mr. Waney through individual retirement accounts maintained in the United States, (iv) 3,969,967 shares held jointly by Mr. Waney and Mrs. Judith D. Waney, including 279,600 shares of common stock held directly by Mr. and Mrs. Waney, 2,666,667 shares of common stock issuable upon conversion of 20,000 shares of Series A Preferred Stock and 247,267 shares of common stock issuable upon conversion of accrued dividends related thereto, 10,000 shares of common stock issuable pursuant to stock options, 666,667 shares of common stock issuable upon exercise of warrants at an exercise price of $1.00 per share and 140,000 shares of common stock issuable upon exercise of warrants at an exercise price of $1.10 per share. Under the Rules of the SEC, Mr. Waney may be deemed to be the beneficial owner of the shares held by First Winchester.

(4)	Includes (i) 333,333 issuable upon conversion of 2,500 shares of Series A Preferred Stock and 30,909 shares of common stock issuable upon conversion of accrued dividends related thereto, (ii) 10,000 shares of common stock issuable pursuant to stock options, (iii) 83,334 shares of common stock issuable upon exercise of warrants at an exercise price of $1.00 per share, (iv) 356,974 shares of common stock acquired as a result of the conversion of 2,500 shares of Series A Preferred Stock and accrued dividends and 83,334 shares of common stock issuable upon exercise of warrants at an exercise price of $1.00 per share, each of which are held indirectly through Wheaton Capital Management LLC, an entity of which Mr. Treppel is the managing member.

(5)	Includes 2,000 shares of common stock and 55,000 shares of common stock issuable upon exercise of stock options.

(6)	Such shares are issuable upon exercise of stock options.

(7)	Includes (i) 7,447 shares of common stock, (ii) 1,031,250 shares of common stock issuable upon exercise of stock options, (iii) 140,000 shares of common stock issuable upon conversion of 1,050 shares of the Series A Preferred Stock and 12,982 shares of common stock issuable upon conversion of accrued dividends related thereto, and (iv) 35,000 shares of common stock issuable upon exercise of warrants at an exercise price of $1.00 per share.

(8)	Such shares are issuable upon exercise of stock options.

(9)	Includes (i) 28,966 are shares of common stock, (ii) 33,333 shares of common stock issuable upon conversion of 250 shares of Series A Preferred Stock and 3,091 shares of common stock issuable upon conversion of accrued dividends related thereto, (iii) 96,250 shares of common stock issuable upon exercise of stock options and (iv) 8,333 shares of common stock issuable upon exercise of warrants at an exercise price of $1.00 per share.

(10)	Includes (i) 1,060 shares of common stock, (ii) 133,333 shares of common stock issuable upon conversion of 1,000 shares of Series A Preferred Stock and 12,363 shares of common stock issuable upon conversion of accrued dividends related thereto, (iii) 72,500 shares of common stock issuable upon exercise of stock options and (iv) 33,333 shares of common stock issuable upon exercise of warrants at an exercise price of $1.00 per share.

(11)	Includes 1,286 shares of common stock and 57,500 shares of common stock issuable upon exercise of stock options.

(12)	Includes (i) 2,936,000 shares of common stock, (ii) 10,666,667 shares of common stock issuable upon conversion of 80,000 shares of Series A Preferred Stock and 989,068 shares of common stock issuable upon conversion of accrued dividends related thereto, (iii) 1,851,852 shares of common stock issuable upon conversion of 50,000 shares of Series B 6% Participating Preferred Stock (“Series B Preferred Stock”) and 68,055 shares of common stock issuable upon conversion of accrued dividends related thereto, (iv) 630,667 shares of common stock issuable upon exercise of warrants exercisable at $1.00 per share, and (vii) 555,556 shares of common stock issuable upon exercise of warrants at an exercise price of $3.50 per share.

(13)	Includes (i) 27,278 shares of common stock, (ii) a total of 1,124,600 shares of common stock indirectly owned as follows: First Winchester (628,400 shares), Savika Ltd. (346,200 shares), Doral Park Ltd (130,000 shares) and Shively Trade Ltd. (20,000 shares), (iii) 1,333,333 shares of common stock issuable upon conversion of 10,000 shares of Series A Preferred Stock and 123,634 shares of common stock issuable upon conversion of accrued dividends related thereto, and (v) 200,000 shares of common stock issuable upon exercise of warrants at an exercise price of $1.00 per share.

(14)	Includes (i) 162,893 shares of common stock, (ii) 1,759,259 shares of common stock issuable upon conversion of 47,500 shares of Series B Preferred Stock and 64,652 shares of common stock issuable upon conversion of accrued dividends related thereto, and (iv) 555,556 shares of common stock issuable upon exercise of warrants at an exercise price of $3.50 per share.

(15)	Includes (i) 429,750 shares of common stock, (ii) 333,000 shares of common stock held by Trident Fashions Inc., which is 100% owned by Kithel Holding Limited, of which Mr. Waney is the 100% owner, (iii) 28,500 shares of common stock held by Range Resources Limited, of which Mr. Waney is a 50% owner, (iv) 933,333 shares of common stock issuable upon conversion of 7,000 shares of Series A Preferred Stock and 86,544 shares of common stock issuable upon conversion of accrued dividends related thereto, and (v) 233,333 shares of common stock issuable upon exercise of warrants at an exercise price of $1.00 per share.

(16)	Includes (i) 1,333,333 shares of common stock issuable upon conversion of 10,000 shares of Series A Preferred Stock and 123,633 shares of common stock issuable upon conversion of accrued dividends related thereto, and (ii) 333,334 shares of common stock issuable upon exercise of warrants at an exercise price of $1.00 per share.

EQUITY COMPENSATION PLANS
Equity Compensation Plans Approved by Shareholders
         The shareholders approved the Akorn, Inc. 1988 Incentive Compensation Plan (“1988 Plan”), under which any of our officers or key employees was eligible to receive stock options as designated by our Board, and the Akorn, Inc. 1991 Stock Option (the “1991 Directors’ Plan”), under which options were issuable to our directors. The aforementioned 1988 Plan expired on November 2, 2003 and the 1991 Directors Plan expired December 7, 2001. The Akorn, Inc. 2003 Stock Option Plan (“2003 Plan”) was approved by the Board on November 6, 2003 and approved by our shareholders on July 8, 2004. Under the 2003 Plan we may issue up to an aggregate total of 5,000,000 incentive or non-qualified options to purchase our common stock to our, and our affiliates’, directors, employees, officers and consultants.

         The Akorn, Inc. Employee Stock Purchase Plan (“Employee Stock Purchase Plan”) permits eligible employees to acquire shares of our common stock through payroll deductions not exceeding 15% of base wages, at a 15% discount from market price. A maximum of 1,000,000 shares of our common stock may be acquired under the terms of the Employee Stock Purchase Plan. Shares issued under the Employee Stock Purchase Plan cannot be sold until one year after the purchase date.
Equity Compensation Plans Not Approved by Shareholders
         The Board has approved, subject to obtaining shareholders’ approval at the annual meeting, the Amended and Restated Akorn, Inc. 2003 Stock Option Plan (the “Amended and Restated 2003 Plan”). Details of the Amended and Restated 2003 Plan are included in this proxy statement under the heading “PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AKORN, INC. 2003 STOCK OPTION PLAN” and are not included in the summary table below.
         Summary Table. The following table sets forth certain information as of December 31, 2004, with respect to compensation plans under which shares of Akorn common stock were issuable as of that date.

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	the first column)

Equity Compensation plans approved by security holders	4,363,275	$2.46	3,140,833
Equity Compensation plans not approved by security holders	—	—	—

Total	4,363,275	—	3,140,833	(1)

(1)	Includes 2,800,375 shares of common stock available under our 2003 Stock Option Plan and 340,458 shares of common stock available under our Employee Stock Purchase Plan.
IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
          General. The Compensation Committee of the Board, consisting of directors Arjun C. Waney, Ronald M. Johnson, Jerry I. Treppel and Jerry N. Ellis, none of whom are one of our employees, reviews, analyzes and makes recommendations to the full board related to compensation for our executive officers, evaluates the performance of the Chief Executive Officer and administers the grant of equity awards under our Incentive Compensation Program.
         Compensation Objectives. The Compensation Committee believes that compensation for the executive officers should be determined in a manner which emphasizes increasing value for shareholders. Based upon this objective, the Compensation Committee’s Incentive Compensation Program is designed to pay base salaries to executives at levels that enable us to attract, motivate and retain capable executives. In addition, the Compensation Committee may recommend annual cash bonuses as well as equity awards as a component of compensation and/or as a reward for performance based upon: (i) individual performance, (ii) our operating and financial results and departmental goals, and (iii) other performance measures. Stock awards, which are made at the fair market value of the common stock on the grant date, may provide substantial rewards to executives as shareholders benefit from stock price appreciation. Consistent with this overall philosophy, the Compensation Committee’s specific objectives are to:

•	align the financial interests of executive officers with those of shareholders by providing equity-based incentives;

•	allow for the awarding of variable cash bonus compensation payments that take into account the overall company performance, individual contributions and other factors that increase shareholder value; and

•	emphasize performance-based and equity-based compensation for executive officers which rewards performance that exceeds targeted goals, but, in particular, focuses more on overall company performance, and individual contribution to the achievement of established departmental and company goals, and less on comparable market place compensation comparisons in determining the amount of equity-based compensation and annual cash bonuses.
         Components of Compensation. There are three major elements of executive officer compensation: (i) base salary, (ii) annual cash bonus awards, and (iii) equity-based incentive awards. Executive officers also receive other standard benefits, including medical, disability and life insurance and, in certain instances, a car allowance.
         The Compensation Committee uses its subjective judgment in determining executive officer compensation levels and takes into account both qualitative and quantitative factors. Among the factors considered by the Compensation Committee are the recommendations of our CEO, with respect to the compensation of other key executive officers.
         While the Compensation Committee considers compensation practices and financial performance of companies in our industry and other comparable companies, the Compensation Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range of companies in our industry and other comparable companies’ results. Specific compensation for individual officers will vary from these levels as a result of subjective factors considered by the Compensation Committee unrelated to compensation practices of comparable companies.
         Base Salary. Each of our executives receives a base salary. We target base pay at the level believed necessary to attract and retain capable executives. In determining salaries, the Compensation Committee also takes into account, among other factors, individual experience and performance and specific needs particular to us. In some cases, the amount of base salary may be determined by the provisions of an employment contract entered into with the individual that may provide for predetermined increases.
         Bonus. In addition to base salary, executive officers are eligible to receive an annual cash bonus. Bonuses are determined based upon the achievement of qualitative and quantitative individual, departmental and, especially, company performance. Bonuses may be made in the form of an equity award in lieu of cash, depending on Akorn’s liquidity at the time. Based on our recent performance, the Compensation Committee did not award any bonuses in the calendar years 2002, 2003 or 2004.
         Equity Awards. The Compensation Committee believes that it is important for executives to have an equity stake in us, and, toward this end, makes equity award grants to key executives from time to time. In making awards, the Compensation Committee reviews our needs in obtaining or retaining a particular individual’s services, the awards granted to other executives and the individual officer’s specific role and contribution to us. During fiscal 2003 and 2004, option grants were made to Mr. Przybyl, and in 2004 to Mr. Whitnell, in order to retain their services and align their interests with shareholders.
         Chief Executive Officer Compensation. Mr. Przybyl agreed to assume the duties of CEO in January 2003. Mr. Przybyl received a base salary for his service as CEO of $260,000. In 2004 the Board, upon the recommendation of the Compensation Committee, approved a salary increase for Mr. Przybyl to $305,000 per year, effective January 1, 2004. The Board and the Compensation Committee determined that Mr. Przybyl had earned this salary increase because of his efforts to retire Akorn’s then existing senior debt in connection with an exchange transaction which closed in October of 2003. In addition, the Compensation Committee recommended, and the Board approved, an additional increase to Mr. Przybyl’s salary of $45,000 per year, for an aggregate salary of $350,000 per year, subject to successful achievement of future company performance objectives.
         Tax Deduction for Compensation. It is the responsibility of the Committee to address the issues raised by tax laws under which certain non-performance based compensation in excess of $1 million per year paid to executives of public companies is non-deductible to us and to determine whether any actions with respect to this limit need to be taken by us. It is not anticipated that any of our executive officers will receive any compensation in excess of this limit.
Submitted by the Compensation Committee of the Board of Directors

Ronald M. Johnson, Chairman	Arjun C. Waney	Jerry I. Treppel	Jerry N. Ellis
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          Ronald M. Johnson, Chairman, Arjun C. Waney, Jerry I. Treppel and Jerry N. Ellis who currently comprise the Compensation Committee, are each independent, non-employee directors of Akorn. No executive officer of Akorn served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee, or (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board, during the year ended December 31, 2004.

PERFORMANCE GRAPH
          The graph below compares the cumulative shareholder return on our common stock with the AMEX U.S. Index and the AMEX Health Products and Services Index over the last five years through December 31, 2004. The graph assumes $100 was invested in our common stock, and also the two indices presented, at the end of December 1999 and that all dividends were reinvested during the subsequent five-year period.
         Our common stock was traded on NASDAQ until June 24, 2002. From June 25, 2002 until May 2, 2004 it was traded on the Pink Sheets. From May 3, 2004 until November 23, 2004 our stock was traded on the OTC Bulletin Board under the stock symbol “AKRN.OB.” It has been trading on the AMEX since November 24, 2004 under the symbol “AKN.”

	As of December 31,

Total Return Chart	1999	2000	2001	2002	2003	2004

AMEX US Index	100	93	86	71	96	110
AMEX Health Products and Services Index	100	119	113	78	137	140
Akorn, Inc. (AKN)	100	134	82	26	43	78
Employment Agreements
         In January 2003, Mr. Przybyl received and accepted an employment offer letter for the position of our Chief Executive Officer. His letter provides for an annual salary of $260,000, a discretionary bonus of up to 50% of his base salary, a grant of options to purchase 50,000 shares of our common stock, severance for one year at his base salary if he is terminated without cause, and other customary benefits for our employees. In January 2004, his annual salary was increased to $305,000 and he was granted stock options to purchase 750,000 shares of common stock. In connection with his serving as our Chief Executive Officer, we have provided to Mr. Przybyl supplemental indemnity assurances with respect to any claims associated with his execution, filing and submission of Chief Executive Officer Certifications of SEC reports for periods preceding his direct supervision of financial and accounting matters.
         In June 2004, Mr. Whitnell received and accepted an employment offer letter for the position of our Vice President, Finance and Chief Financial Officer. His offer letter provides for an annual salary of $180,000, a discretionary bonus of up to 30% of his base salary, a grant of options to purchase 100,000 shares of our common stock, severance for six months of his base salary if he is terminated without cause, and other customary benefits for our employees. In November 2004, Mr. Whitnell received and accepted a letter amending the terms of his employment. Under the terms of the amended letter, Mr. Whitnell was promoted to Senior Vice President, Finance and Chief Financial Officer, his annual salary was increased to $190,000 and he was granted an additional grant of stock options to purchase 15,000 shares of common stock.
Summary Compensation Table
         The following table summarizes the compensation we paid for services rendered during the years ended December 31, 2004, 2003 and 2002 to each person who, during 2004, served as our Chief Executive Officer and to each of our Named Executive Officers.

					Long-Term
					Compensation
		Annual Compensation
					Securities
Name and				Other Annual	Underlying	All Other
Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Options/SARS	Compensation

Arthur S. Przybyl(3)	2004	305,000	—	10,000	750,000	103,306
President and	2003	259,089	—	10,000	75,000	44,649
Chief Executive Officer	2002	93,482	—	3,308	300,000	—
Jeffrey A. Whitnell(4)	2004	99,654	—	3,231	115,000	—
Senior Vice President,	2003	—	—	—	—	—
Chief Financial Officer,	2002	—	—	—	—	—
Secretary and Treasurer
Abu S. Alam, Ph.D.(5)	2004	172,847	—	6,000	50,000	2,693
Sr. Vice President,	2003	157,673	—	4,846	25,000	2,365
New Business and	2002	150,000	—	—	25,000	2,250
Product Development
John R. Sabat(6)	2004	171,500	—	6,000	50,000	2,837
Sr. Vice President,	2003	78,692	—	2,769	100,000	—
National Accounts	2002	—	—	—	—	—
John W. Stern(7)	2004	136,462	—	6,000	40,000	20,276
Vice President,	2003	15,577	—	692	75,000	—
Sales & Marketing	2002	—	—	—	—	—

(1)	There were no executive officer bonuses awarded for 2004, 2003 or 2002.

(2)	Represents automobile allowance.

(3)	Mr. Przybyl became Chief Executive Officer on February 17, 2003. Before then, Mr. Przybyl was our President and Chief Operating Officer. For 2004, his “All Other Compensation” represents reimbursement for temporary housing expenses of $101,194 and 401(k) contributions of $2,112. His “All Other Compensation” for 2003 is exclusively related to reimbursement for relocation expenses totaling $44,649.

(4)	Mr. Whitnell has been our Chief Financial Officer, Secretary and Treasurer since June 2004.

(5)	Dr. Alam has served as Senior Vice President of New Business/ New Products Development since November 2004. His “All Other Compensation” for 2002/2003/2004 represents 401(k) matching contributions.

(6)	Mr. Sabat has been our Senior Vice President of National Accounts since October 2004. His “All Other Compensation” for 2004 represents 401(k) matching contributions and a $264 benefit associated with our employee stock purchase plan.

(7)	Mr. Stern has been our Vice President of Sales & Marketing since November 2003. His “All Other Compensation” for 2004 includes a $20,000 signing bonus and a $276 benefit associated with our employee stock purchase plan.

Executive Officers
         The following table identifies our current executive officers, the positions they hold, and the year in which they became an officer, as of March 31, 2005. Our officers are elected by the Board to hold office until their successors are elected and qualified.

			Year
			Became
Name	Position	Age	Officer

Arthur S. Przybyl	President, Chief Executive Officer and Director	48	2002
Jeffrey A. Whitnell	Sr. Vice President, Chief Financial Officer, Secretary and Treasurer	49	2004
Abu S. Alam, Ph.D.	Senior Vice President, New Business and Product Development	59	2004
John R. Sabat	Senior Vice President, National Accounts	55	2004
John W. Stern	Vice President, Sales and Marketing	39	2004
         Information on the business background of Arthur S. Przybyl is provided in “PROPOSAL 1: ELECTION OF DIRECTORS” above.
         Jeffrey A. Whitnell. Mr. Whitnell has served as our Vice President, Finance and Chief Financial Officer since June 2004. He was further appointed Secretary and Treasurer in August 2004 and was promoted to Senior Vice President in November 2004. Before joining us, Mr. Whitnell served as Vice President of Finance and Treasurer with Ovation Pharmaceuticals, a specialty pharmaceutical company. Prior to joining Ovation Pharmaceuticals in June 2002, Mr. Whitnell worked for MediChem Life Sciences, which he joined in April 1997, and where he held various senior financial management positions.
         Abu S. Alam, Ph.D. Dr. Alam has served as our Senior Vice President, New Business and Product Development since November 2004. Dr. Alam joined us in 1996 as Vice President, Technical Services and was promoted to Vice President, Research and Development in 1997.
         John R. Sabat. Mr. Sabat has served as our Senior Vice President, National Accounts since October 2004. He joined us in June 2003 as Vice President, National Accounts. Prior to joining us, he served as Vice President, Sales and Marketing with Major Pharmaceuticals, a division of Apotex Inc., and a manufacturer and worldwide distributor of proprietary, multi-source prescription and over-the-counter pharmaceuticals.
         John W. Stern. Mr. Stern has served as our Vice President, Sales and Marketing since joining us in November 2003. Prior to joining us, he served as Senior Director, Product Marketing at VHA Inc., a nationwide network of community-owned health care systems and physicians.
Option Grants in Last Fiscal Year
         The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended December 31, 2004, including the potential realizable value over the five-year term of the options, based on assumed rates of stock appreciation of 5% and 10% of the market price of the underlying security on the date of grant, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. Each grant was issued pursuant to the 2003 Stock Option Plan

	Individual Grants				Potential
					Realizable Value at
	Number				Assumed Annual
	of	Percent of			Rates of Stock
	Securities	Total Options	Exercise		Price Appreciation
	Underlying	Granted to	or Base		for Option Term
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Arthur S. Przybyl	750,000	41%	2.00	1/02/09	414,422	915,765
Jeffrey A. Whitnell	100,000	5%	3.45	6/16/09	95,317	210,626
	15,000	1%	3.99	11/14/09	16,535	36,539
Abu S. Alam, Ph.D.	40,000	2%	3.45	4/19/09	38,127	84,250
	10,000	1%	3.80	10/18/09	10,499	23,199
John R. Sabat	40,000	2%	3.45	4/19/09	38,127	84,250
	10,000	1%	3.10	10/4/09	8,565	18,926
John W. Stern	40,000	2%	3.45	4/19/09	38,127	84,250
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
         The following table sets forth information with respect to the Named Executive Officers concerning unexercised options held as of the end of the fiscal year. None of the Named Executive Officer exercised options during the last fiscal year.

	Number of Securities	Value of Unexercised
	Underlying Unexercised	in-the-Money Options at
	Options at FY-End (#)	FY-End ($)(1)

Name	Exercisable/Unexercisable	Exercisable/Unexercisable

Arthur S. Przybyl	1,012,500/1,125,000	2,102,875/318,375
Jeffrey A. Whitnell	28,750/86,250	9,500/28,500
Abu S. Alam, Ph.D.	103,750/165,000	51,163/50,063
John R. Sabat	62,500/150,000	159,625/170,875
John W. Stern	47,500/115,000	71,675/79,275

(1)	Value of unexercised in-the-money options calculated using the December 31, 2004 closing price of $3.83.
ANNUAL REPORT
          WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD OR WHO REPRESENTS IN GOOD FAITH THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK AS OF APRIL 4, 2005. REQUESTS SHOULD BE MADE TO AKORN, INC, ATTENTION: INVESTOR RELATIONS, 2500 MILLBROOK DRIVE, BUFFALO GROVE, ILLINOIS 60089.

HOUSEHOLDING OF PROXY MATERIALS
          The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
         This year, brokers with account holders who are Akorn shareholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Akorn, Inc., Attention: Investor Relations, 2500 Millbrook Drive, Buffalo Grove, Illinois 60089 or call 847.279.6156. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
          Management is unaware of any matter for action by shareholders at the meeting other than those described in the accompanying notice. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the annual meeting, or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

By Order of the Board of Directors

/s/ Jeffrey A. Whitnell

Jeffrey A. Whitnell
Secretary
Buffalo Grove, Illinois
April 18, 2005

APPENDIX A
AMENDED AND RESTATED AKORN, INC. 2003
STOCK OPTION PLAN
(Amended and Restated Effective as of April 1, 2005)

i

ii

iii

AMENDED AND RESTATED
AKORN, INC. 2003 STOCK OPTION PLAN
ARTICLE 1
PURPOSE OF THE PLAN
         The purpose of this Amended and Restated Akorn, Inc. 2003 Stock Option Plan is to promote the interests of Akorn, Inc. and its shareholders by: (i) attracting and retaining exceptional Directors, Employees and Consultants (including prospective Directors, Employees and Consultants) of the Corporation, and (ii) enabling such individuals to participate in the long-term growth and financial success of the Corporation.
         Accordingly, the Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Performance Unit Awards, Performance Share Awards, and Other Stock Based Awards.
ARTICLE 2
DEFINITIONS
         2.1 “Administrator” means the Board, the Committee, or any Officer or Employee of the Corporation to whom the Board or the Committee has delegated authority to administer the Plan.
         2.2 “Affiliate” means a “parent” or “subsidiary” corporation as defined in Code §§ 424(e) and (f), or that the Board has designated as participating in the Plan.
         2.3 “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
         2.4 “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Performance Unit Awards, Performance Share Awards or Other Stock Based Awards.
         2.5 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
         2.6 “Awarded Stock” means the Common Stock subject to an Award.
         2.7 “Beneficially Owned” and “Beneficial Ownership” means as set forth in Rule 13d-3 of the Exchange Act, provided that the exercise of voting rights by a nominee or proxy holder of the Board in connection with a meeting or proposed action by shareholders of the Corporation shall not be deemed to constitute such ownership and any ownership or voting power of the trustee under an employee benefit plan of the Corporation shall not be deemed to constitute such ownership.
         2.8 “Board” means the Board of Directors of the Corporation.
         2.9 “Change in Control” means, unless otherwise defined under Code § 409A and reflected in the Award Agreement, the occurrence of any of the following events:

(a) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other entity such that after the transaction more than 50% of the outstanding “Voting Securities” (defined as securities the holders of which are entitled to vote for the election of Directors) of the surviving entity would be Beneficially Owned by “Persons” (as such term is used in §§ 13(d) and 14(d) of the Exchange Act) who did not Beneficially Own “Voting Securities” of the Corporation prior to the transaction;

(b) Directors who were members of the Board immediately prior to a meeting of the shareholders of the Corporation which meeting involves a contest for the election of at least one directorship, do not constitute at least a majority of the Directors following such meeting or election;

(c) an acquisition, directly or indirectly, of more than 50% of the outstanding shares of any class of “Voting Securities” of the Corporation by any “Person;”

(d) the shareholders of the Corporation approve a sale of all or substantially all of the assets of the Corporation or the liquidation of the Corporation; OR

(e) there is a change, during any period of two consecutive years or less of a majority of the Board as constituted as of the beginning of such period, unless the election of each Director who is not a Director at the beginning of such period was approved by a vote of at least two-thirds of the Directors then in office who were Directors at the beginning of the period.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred in the event the Corporation forms a holding company as a result of which the holders of the Corporation’s “Voting Securities” immediately prior to the transaction, hold, in approximately the same relative proportions as they held prior to the transaction, substantially all of the “Voting Securities” of a holding company owning all of the Corporation’s “Voting Securities” after the completion of the transaction.
         2.10 “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
         2.11 “Committee” means a committee of Directors or other individuals satisfying Applicable Laws and appointed by the Board in accordance with Article 3 of the Plan. If the Committee is comprised of two Directors, both Directors shall be “non-employee directors” as that term is defined in Rule 16b-3.
         2.12 “Common Stock” means the Common Stock of the Corporation, or in the case of Awards not based on Shares, the cash equivalent thereof.
         2.13 “Consultant” means any person, including an advisor, engaged by the Corporation or an Affiliate to render services to such entity.
         2.14 “Corporation” means Akorn, Inc., a Louisiana corporation.
         2.15 “Director” means a member of the Board.
         2.16 “Disability” means, unless otherwise defined under Code § 409A and reflected in the Award Agreement, total and permanent disability as defined in Code § 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
         2.17 “Effective Date” means, as amended and restated, as of April 1, 2005, provided that the Plan as amended and restated is approved by the shareholders of the Corporation on or within 12 months of such date. The Plan was originally made effective as of November 6, 2003.
         2.18 “Employee” means any person, including Officers and Directors, employed by the Corporation or an Affiliate. Neither service as a Director nor payment of a director’s fee by the Corporation will be sufficient to constitute “employment” by the Corporation.
         2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

         2.20 “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash; or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.
         2.21 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market of the NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
         Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
         2.22 “Fiscal Year” means the fiscal year of the Corporation.
         2.23 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code § 422 and the Treasury regulations promulgated thereunder.
         2.24 “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
         2.25 “Officer” means a person who is an officer of the Corporation within the meaning of § 16 of the Exchange Act and the rules and regulations promulgated thereunder.
         2.26 “Option” means an Incentive Stock Option or a Non-Qualified Stock Option or both, as the context requires.
         2.27 “Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Article 12.
         2.28 “Outside Director” means a Director who either: (i) is not a current Employee of the Corporation or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Code § 162(m)), is not a former employee of the Corporation or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified retirement plan), was not an officer of the Corporation or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration (within the meaning of the Treasury regulations promulgated under Code § 162(m)) from the Corporation or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Code § 162(m).
         2.29 “Participant” means the holder of an outstanding Award granted under the Plan.

         2.30 “Performance Share” means, pursuant to Article 10, an Award granted to a Service Provider under which, upon the satisfaction of predetermined individual or Corporation performance goals and/or objectives, shares of Common Stock are paid to the Participant.
         2.31 “Performance Unit” means, pursuant to Article 10, an Award granted to a Service Provider under which, upon the satisfaction of predetermined individual or Corporation performance goals and/or objectives, a cash payment shall be paid to the Participant based on the number of “units” awarded to the Participant. For this purpose, the term “unit” means bookkeeping units, each of which represents such monetary amount as shall be designated by the Administrator in each Award Agreement.
         2.32 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
         2.33 “Plan” means this Amended and Restated Akorn, Inc. 2003 Stock Option Plan, as amended from time to time. The Plan is an amendment and restatement of the Prior Plan. Any option awards previously made under the Prior Plan shall continue in full force and effect under the terms of the Prior Plan and shall not be changed nor modified by any terms of this Plan.
         2.34 “Prior Plan” means the Akorn, Inc. 2003 Stock Option Plan.
         2.35 “Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock Award under the Plan or issued pursuant to the early exercise of an Option.
         2.36 “Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis, and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
         2.37 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
         2.38 “Section 16(b)” means Section 16(b) of the Exchange Act.
         2.39 “Service Provider” means an Employee, Director or Consultant.
         2.40 “Share” means a share of the Common Stock, as adjusted in accordance with Section 4.3 and Article 13 of the Plan.
         2.41 “Stock Appreciation Right” or “SAR” means an Award that is designated as a SAR, and represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the exercise price per Share of the SAR, subject to the terms of the applicable Award Agreement.
         2.42 “Unrestricted Stock” means as defined in Article 8 of the Plan.
ARTICLE 3
PLAN ADMINISTRATION
         3.1 Procedure.

(a) Board’s Delegation. The Board may delegate administration of the Plan to a Committee(s). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may abolish the

Committee at any time and revest in the Board the administration of the Plan. Different Committees with respect to different groups of Service Providers may administer the Plan.

(b) Code § 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code § 162(m), the Plan will be administered by a Committee of two or more Outside Directors.

(c) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(d) Other Administration. Other than as provided above, the Plan will be administered by: (i) the Board, or (ii) a Committee, which committee will be constituted to satisfy Applicable Laws.

(e) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

         3.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a) To determine the Fair Market Value.

(b) To select the Service Providers to whom Awards may be granted hereunder.

(c) To determine the number of Shares to be covered by each Award granted hereunder.

(d) To approve forms of agreement for use under the Plan.

(e) To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine in its sole discretion.

(f) To reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted.

(g) To institute an Exchange Program.

(h) To construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, and to establish, amend and revoke rules and regulations for its administration.

(i) To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws.

(j) To modify or amend each Award (subject to Section 14.13(c) of the Plan), including the discretionary authority to extend the post-termination exercise period of Awards longer than is otherwise provided for in the Plan.

(k) To allow Participants to satisfy withholding tax obligations by electing to have the Corporation withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market

Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable.

(l) To authorize any person to execute on behalf of the Corporation any instrument required to affect the grant of an Award previously granted by the Administrator.

(m) To allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award.

(n) To determine whether Awards will be settled in Shares, cash or in any combination thereof.

(o) To create Other Stock Based Awards for issuance under the Plan.

(p) To establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan.

(q) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (i) restrictions under an insider trading policy, and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers. AND

(r) To make all other determinations deemed necessary or advisable for administering the Plan.

         3.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
ARTICLE 4
STOCK SUBJECT TO THE PLAN
         4.1 Stock Subject to the Plan. Subject to the provisions of this Article 4 and Article 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5,000,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 300,000. The Shares may be authorized and unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is paid in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Corporation withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.
         4.2 Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Corporation, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.
         4.3 Adjustments for Changes in Capitalization and Similar Events. In the event the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Administrator in its discretion to be appropriate or desirable, then the Administrator shall:

(a) in such manner as it may deem equitable or desirable, adjust any or all of (i) the number of Shares or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4.1 of the Plan, and (2) the maximum number of Shares or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Corporation, and (ii) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Corporation (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, and (2) the exercise price with respect to any Award; OR

(b) if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option or SAR over the aggregate exercise price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be cancelled and terminated without any payment or consideration therefore).
         Any such adjustments shall be made by the Administrator in its absolute discretion, and the decision of the Administrator shall be final, binding and conclusive. Any Shares issuable as a result of any such adjustment shall be rounded to the next lower whole Share; no fractional Shares shall be issued. At all times the conversion of any convertible securities of the Corporation shall not be treated as a “transaction not involving the receipt of consideration by the Corporation.”
         4.4 Substitute Awards. Awards may, in the discretion of the Administrator, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Corporation and any Affiliate or a company acquired by the Corporation or with which the Corporation combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Corporation or its Affiliate through a merger or acquisition shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Code §§ 421 and 422 that were previously granted by an entity that is acquired by the Corporation or an Affiliate through a merger or acquisition shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.
ARTICLE 5
PARTICIPATION
         5.1 Eligibility. Any Director, Employee or Consultant (including any prospective Director, Employee or Consultant) of the Corporation and any Affiliate shall be eligible to be designated a Participant in the Plan for purposes of receiving Awards. However, Incentive Stock Options may be granted only to Employees.
         5.2 Termination of Participation. If a Participant is no longer a Service Provider due to a termination for “Cause,” then all Awards granted to the Participant shall expire upon the earlier of: (i) the date of the occurrence giving rise to such termination, or (ii) the natural expiration of the Award according to its underlying terms. Thereafter, the Participant shall have no rights with respect to any Awards under the Plan.

(a) Defining “Cause.” For purposes of the Plan, “Cause” shall mean a Participant’s personal dishonesty; misconduct; breach of fiduciary duty; incompetence; intentional failure to perform stated obligations; willful violation of any law, rule, regulation or final cease and desist order; or any material breach of any provision of this Plan, Award Agreement, or any employment agreement.
ARTICLE 6
STOCK OPTIONS
         6.1 Option Grant. Subject to the provisions of the Plan, the Administrator shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. However, no Participant shall be granted more than 500,000 Options in any calendar year. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Code § 422 and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Non-Qualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

(a) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) $100,000 Limitation for Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Corporation and any Affiliate) exceeds $100,000, such Options will be treated as Non-Qualified Stock Options. For purposes of this Section 6.1(b), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
         6.2 Exercise Price. Except as otherwise established by the Administrator at the time an Option is granted and set forth in the applicable Award Agreement, the exercise price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Corporation and any Affiliate, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Options are intended to qualify as “qualified performance-based compensation” under Code § 162(m).

         Notwithstanding the foregoing, Options may be granted with an exercise price of less than 100% of the Fair Market Value per Share on the date of grant if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code § 424(a) (involving a corporate reorganization).
         6.3 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
         6.4 Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Corporation receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Corporation will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Articles 4 and 13 of the Plan or the applicable Award Agreement.
         Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three months following the Participant’s termination.

(c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following the Participant’s termination.

(d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following Participant’s death.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

(f) Reversion to Plan. Unless otherwise provided by the Administrator, if on the date of termination, Disability or death as provided in Sections 6.4(b), (c), and (d) of the Plan, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan following the Participant’s termination, Disability or death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

         6.5 Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. To the extent permitted by Applicable Laws, consideration may consist entirely of:

(a) cash;

(b) check;

(c) promissory note (subject to Section 6.6);

(d) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(e) consideration received by the Corporation under a cashless exercise program implemented by the Corporation in connection with the Plan;

(f) a reduction in the amount of any Corporation liability to the Participant, including any liability attributable to the Participant’s participation in any Corporation-sponsored deferred compensation program or arrangement;

(g) any combination of the foregoing methods of payment; or

(h) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
         6.6 Promissory Note. Where applicable and subject to the requirements of Applicable Law, payment of all or part of the purchase price of an Award may be made by delivery of a full recourse promissory note (“Promissory Note”). The Promissory Note shall be executed by the Participant, made payable to the Corporation and bear interest at such rate as the Administrator shall determine, but in no case less than the minimum rate which will not cause under the Code: (i) imputed interest, (ii) original issue discount, or (iii) any other similar result. Unless otherwise determined by the Administrator, interest on the Promissory Note shall be payable in quarterly installments on March 31, June 30, September 30, and December 31 of each calendar year. A Promissory Note shall contain such other terms and conditions as may be determined by the Administrator; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Corporation may obtain from the Participant a security interest in all Awards issued to the Participant under the Plan for the purpose of securing payment under the Promissory Note and may retain possession of, where applicable, the Share certificates in order to perfect its security interest.

ARTICLE 7
RESTRICTED STOCK
         7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
         7.2 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Corporation as escrow agent until the restrictions on such Shares have lapsed.
         7.3 Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
         7.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
         7.5 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
         7.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
         7.7 Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
         7.8 Return of Restricted Stock to Corporation. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Corporation and again will become available for grant under the Plan.
ARTICLE 8
UNRESTRICTED STOCK
         Pursuant to the terms of the applicable Award Agreement, a Service Provider may be awarded (or sold at a discount) shares of Common Stock that are not subject to a Period of Restriction, in consideration for past services rendered thereby to the Corporation and any Affiliate or for other valid consideration.
ARTICLE 9
STOCK APPRECIATION RIGHTS
         9.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

         9.2 Number of Shares. The Administrator will have sole discretion to determine the number of SARs granted to any Service Provider.
         9.3 Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have sole discretion to determine the terms and conditions of SARs granted under the Plan.
         9.4 SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
         9.5 Expiration of SARs. A SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and as set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 6.4(b), (c) and (d) will also apply to SARs.
         9.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Corporation an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, other securities, other Awards, other property or a combination of any of the foregoing.
         9.7 Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares a SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.
ARTICLE 10
PERFORMANCE UNITS AND PERFORMANCE SHARES
         10.1 Grant of Performance Units/ Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
         10.2 Value of Performance Units/ Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
         10.3 Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/ Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/ Shares will be evidenced by an Award Agreement that will specify the “Performance Period,” and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Corporation-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
         10.4 Earning of Performance Units/ Shares. After the applicable “Performance Period” has ended, the holder of Performance Units/ Shares will be entitled to receive a payout of the number of Performance Units/ Shares earned by the Participant over the “Performance Period,” to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/ Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/ Share.

         10.5 Form and Timing for Payment of Performance Units/ Shares. Payment of earned Performance Units/ Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/ Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/ Shares at the close of the applicable Performance Period) or in a combination thereof.
         10.6 Cancellation of Performance Units/ Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/ Shares will be forfeited to the Corporation, and again will be available for grant under the Plan.
ARTICLE 11
RESTRICTED STOCK UNITS
         Restricted Stock Units are Awards consisting of Restricted Stock, Performance Shares and/or Performance Units that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator and in conformance with Code § 409A.
ARTICLE 12
OTHER STOCK BASED AWARDS
         Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights.
ARTICLE 13
DISSOLUTION OR LIQUIDATION; OR CHANGE IN CONTROL
         13.1 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Corporation, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until 10 days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Corporation repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.
         13.2 Change in Control.

(a) Options and SARs. In the event of a Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or Affiliate of the successor corporation. With respect to Options and SARs granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise such Options and SARs as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. Unless otherwise determined by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable for a period of up to 15 days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Affiliate, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Affiliate equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Corporation or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(b) Restricted Stock, Unrestricted Stock, Performance Shares, Performance Units, Restricted Stock Units, and Other Stock Based Awards. In the event of a Change in Control, each outstanding Restricted Stock, Unrestricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit awards shall be assumed or an equivalent Restricted Stock, Unrestricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award substituted by the successor corporation or an Affiliate of the successor corporation. With respect to Awards granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the Change in Control the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in such Awards, including Shares as to which it would not otherwise be vested. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Unrestricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit award, the Participant shall fully vest in the Restricted Stock, Unrestricted Stock, Performance Share, Performance Unit, Other Stock Based Award or Restricted Stock Unit including as to Shares which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Unrestricted Stock, Performance Share, Performance Unit, Other Stock Based Award and Restricted Stock Unit award shall be considered assumed if following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Affiliate, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Affiliate equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Corporation or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

ARTICLE 14
MISCELLANEOUS PROVISIONS
         14.1 No Uniform Rights to Awards. The Corporation has no obligation to uniformly treat Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
         14.2 Share Certificates. All certificates for Shares or other securities of the Corporation or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
         14.3 No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Corporation or its Affiliate to terminate such relationship at any time, with or without cause.
         14.4 No Rights as Shareholder. No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Stock, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares. Except as otherwise provided in Section 4.3 or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
         14.5 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or Affiliate, on one hand, and a Participant or any other person, on the other. To the extent that any person acquires a right to receive payments from the Corporation or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation or Affiliate.
         14.6 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.
         14.7 Requirement of Consent and Notification of Election Under Code § 83(b) or Similar Provision. No election under Code § 83(b) (to include in gross income in the year of transfer the amounts specified in Code § 83(b)) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Administrator in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Administrator action to make such an election and the Participant makes the election, the Participant shall notify the Administrator of such election within 10 days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code § 83(b) or other applicable provision.
         14.8 Requirement of Notification Upon Disqualifying Disposition Under Code § 421(b). If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code § 421(b) (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Corporation of such disposition within 10 days of such disposition.
         14.9 Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Corporation; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Corporation or (ii) transfers between locations of the Corporation or between the Corporation or its Affiliate. For purposes of Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, then 6 months from the first day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option.
         14.10 Notices. Any written notice to the Corporation required by any provisions of the Plan shall be addressed to the Secretary of the Corporation and shall be effective when received.
         14.11 Non-Transferability of Awards. Other than pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) and unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
         14.12 Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
         14.13 Amendment and Termination of Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. Unless sooner terminated, this Plan shall terminate on November 6, 2013, the date that is 10 years from the date the Plan was originally adopted by the Board or approved by the shareholders of the Corporation, whichever was earlier.

(b) Shareholder Approval. The Corporation will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. Subject to Section 14.15 of the Plan, no amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed upon between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Corporation. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

         14.14 Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Corporation with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Corporation may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required.
         14.15 Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.
         14.16 Inability to Obtain Authority. The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
         14.17 Shareholder Approval. The Plan will be subject to approval by the shareholders of the Corporation within 12 months after the date the Plan is adopted. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws, and is effective as of the Effective Date.
         14.18 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof.
Adopted by the Board of Directors: April 1, 2005
Approved by the Shareholders: ____________________________________ , 2005

Annual Meeting Proxy Card

A	Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - John N. Kapoor, Ph.D.	☐	☐
02 - Arthur S. Przybyl	☐	☐
03 - Jerry N. Ellis	☐	☐
04 - Ronald M. Johnson	☐	☐
05 - Jerry I. Treppel	☐	☐

B	Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Proposal to approve the adoption of the Amended and Restated Akorn, Inc. 2003 Stock Option Plan.	☐	☐	☐

3.	Proposal to ratify the selection of BDO Seidman, LLP to serve as Akorn’s registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

4.	In their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof. (Please See Reverse Side)	☐	☐	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Proxy – Akorn, Inc.

This Proxy is Solicited on Behalf of the Board of Directors of AKORN, INC.

The undersigned hereby constitutes and appoints Arthur S. Przybyl and Jeffrey A. Whitnell or either of them proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of common stock of Akorn, Inc. (the “Company”) that the undersigned is entitled to vote held of record by the undersigned on April 4, 2005, at the annual meeting of shareholders of Akorn to be held on May 27, 2005 (the “Meeting”), and at all adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.